EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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PROTERRA INC, et al.,[1]	)	Case No. 23-11120 (BLS)
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Debtors.	)	(Jointly Administered)
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NOTICE OF (I) DISCLOSURE PROCEDURES APPLICABLE
TO CERTAIN HOLDERS OF COMMON STOCK OR OPTIONS,
(II) DISCLOSURE PROCEDURES FOR CERTAIN TRANSFERS OF
AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO
COMMON STOCK, AND (III) FINAL HEARING ON THE APPLICATION THEREOF

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF PROTERRA INC (THE “COMMON STOCK”):

PLEASE TAKE NOTICE that on August 7, 2023 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed petitions with the United States Bankruptcy Court for the District of Delaware (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Motion for Entry of Interim and Final Orders (I) Establishing Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Proterra Inc (9565); and Proterra Operating Company, Inc. (8459). The location of the Debtors’ service address is: 1815 Rollins Road, Burlingame, California 94010.

Common Stock of Proterra Inc and Claims Against Debtors and (II) Granting Related Relief [Docket No. 5] (the “Motion”).

PLEASE TAKE FURTHER NOTICE that on August 10, 2023, the Court entered the Interim Order (I) Establishing Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock of Proterra Inc and (II) Granting Related Relief [Docket No. 68] (the “Order”)2 approving procedures for certain transfers of, and declarations of worthlessness with respect to, Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder or person that may become a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, any such transaction in violation of the Procedures shall be null and void ab initio, and certain remedial actions may be required to restore the status quo ante.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a 50% Shareholder may not claim a worthless stock deduction in respect of the Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, any such deduction in violation of the Procedures is null and void ab initio, and the 50% Shareholder shall be required to file an amended tax return revoking such proposed deduction.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion or the Order, as applicable.

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PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, solicitation, and claims agent for the Debtors, Kurtzman Carson Consultants LLC, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. The Order and such declarations are also available via PACER on the Court’s website at https://ecf.delb.uscourts.gov/ for a fee, or at no charge by accessing the Debtors’ restructuring website at kccllc.net/proterra.

PLEASE TAKE FURTHER NOTICE that the final hearing (the “Final Hearing”) on the Motion shall be held on September 7, 2023, at 11:00 a.m., prevailing Eastern Time. Any objections or responses to entry of a final order on the Motion must be filed with the Court on or before 4:00 p.m., prevailing Eastern Time, on August 31, 2023. If no objections to entry of a final order on the Motion are timely received, the Court may enter such final order without need for the final hearing.

PLEASE TAKE FURTHER NOTICE THAT FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THE ORDER SHALL CONSTITUTE A VIOLATION OF, AMONG OTHER THINGS, THE AUTOMATIC STAY PROVISIONS OF SECTION 362 OF THE BANKRUPTCY CODE.

PLEASE TAKE FURTHER NOTICE THAT ANY PROHIBITED PURCHASE, SALE, OTHER TRANSFER OF, OR DECLARATION OF WORTHLESSNESS WITH RESPECT TO Common Stock OR BENEFICIAL OWNERSHIP THEREIN IN VIOLATION OF THE ORDER IS PROHIBITED AND SHALL BE NULL AND VOID AB INITIO AND MAY BE SUBJECT TO ADDITIONAL SANCTIONS AS THIS COURT MAY DETERMINE.

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PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

Dated:	August 11, 2023 Wilmington, Delaware	Respectfully submitted, YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ Shella Borovinskaya

Pauline K. Morgan (No. 3650)

Andrew L. Magaziner (No. 5426)

Shella Borovinskaya (No. 6758)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

		Email:	pmorgan@ycst.com
amagaziner@ycst.com
sborovinskaya@ycst.com

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PAUL, WEISS, RIFKIND,

WHARTON & GARRISON LLP

Paul M. Basta (admitted pro hac vice)

Robert A. Britton (admitted pro hac vice)

Michael J. Colarossi (admitted pro hac vice)

1285 Avenue of the Americas

New York, New York 10019

Tel: (212) 373-3000

Fax: (212) 757-3990

		Email:	pbasta@paulweiss.com rbritton@paulweiss.com mcolarossi@paulweiss.com

Proposed Counsel to the Debtors and Debtors in Possession

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